EXHIBIT 4.136
SIG REINAG AG
as GP Pledgor
and
THE BANK OF NEW YORK MELLON
as Collateral Agent and Pledgee
THE INSTITUTIONS NAMED HEREIN
as Pledgees

PARTNERSHIP INTEREST PLEDGE AGREEMENT
relating to the interests in SIG EURO HOLDING AG & Co. KGAA
(Verpfändung Komplementäranteile)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

This PARTNERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is made on 29 January 2010
BETWEEN:
(1)	SIG Reinag AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.003.796-7 (the “GP Pledgor” or the “Pledgor”);
(2)	The Bank of New York Mellon, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America, in its capacity as indenture trustee under the Senior Secured Note Indenture (as defined below) and in its capacity as collateral agent for the Secured Parties (as defined below) under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”); and
(3)	the institutions listed in Part 1 of Schedule 1 (List of financial institutions) hereto in their capacity as lenders, issuing banks, hedge counterparties, administrative agent, local facility providers, cash management banks under the Credit Documents (as defined below);
(the institutions named in (2) and (3) are hereinafter referred to as the “Original Pledgees”).
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 between, inter alia, the parties listed in Part 2 of Schedule 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 3 of Schedule 1 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and The Bank of New York Mellon as collateral agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede to the Credit Agreement as additional borrowers.
(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 4 of Schedule 1 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.
(C)	The Pledgor has agreed to grant a pledge over its GP Interests (as defined below) in the Company (as defined below) as security for the Pledgees’ (as defined below) respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).
(D)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 between, inter alia, the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).
(E)	SIG Combibloc Group AG and SIG Austria Holding GmbH as sole shareholders (Aktionäre) of the Company have approved and consented to the Pledges (as defined below) of the GP Interests (as defined below) and to a transfer of the GP Interests (as defined below) upon enforcement of the Pledges (as defined below) in a resolution of the shareholders (Hauptversammlungsbeschluss) a copy of which is attached hereto as Schedule 2.
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE
1.1	Definitions
In this Agreement:

“Administrative Agent” means Credit Suisse AG, Cayman Island branch, having its business address at One Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank NA, Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Company” means SIG Euro Holding AG & Co. KGaA, an association limited by shares (Kommanditgesellschaft auf Aktien) organised under the laws of the Federal Republic of Germany having its business address as at the date of this Agreement at Rurstraße 58, 52441 Linnich, Germany and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5754.

“Credit Documents” shall mean the Loan Documents and the Senior Secured Note Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Note Indenture.

“Existing GP Interests” has the meaning ascribed to such term in sub-Clause 2.1 hereof.

“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007 and as amended and restated on 5 November 2009) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“Future GP Interests” means the Existing GP Interests of the Pledgor in existence from time to time (including following a further contribution (Einlage) or an increase of the special contribution (Sondereinlage) in the capital of the Company (if any)).

“Future Pledgee” means any entity which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Obligations from any Original Pledgee or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to sub-Clause 3.3 hereof as pledgee.

“Grantors” means the Loan Parties, the Issuers and the Senior Secured Note Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers and the Senior Secured Note Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited) or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“GP Interests” means the Existing GP Interests and the Future GP Interests.

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 400,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Note Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à.r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means each of HSBC Trinkaus & Burkhardt AG, Deutsche Bank AG, Commerzbank Aktiengesellschaft, Bank of America, N.A., Hong Kong and Shanghai Banking Corporation Ltd., Thailand, provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgees (or any of them) under each or any of the Credit Documents (including, but not limited to the Parallel Obligations), together with all costs, charges and expenses incurred by any Pledgee in connection with the protection, preservation or enforcement of its respective rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledge” and “Pledges” have the meanings given to such terms in sub-Clause 3.1

“Pledgees” means the Original Pledgees and the Future Pledgees, and “Pledgee” means any of them.

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the Senior Secured Note Holders, the Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“Senior Secured Note Documents” shall mean the Senior Secured Note Indenture, the Senior Secured Note Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any security document relating to the Senior Secured Notes and/or the Senior Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Note Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Note Indenture by the Senior Secured Note Guarantors.

“Senior Secured Note Guarantors” means the Current Senior Secured Note Guarantors and any entity which may accede to the Senior Secured Note Indenture as additional guarantor.

“Senior Secured Note Holders” shall mean the holders from time to time of the Senior Secured Notes.

1.2	Construction

In this Agreement:

1.2.1	Capitalised terms used but not defined in this Agreement (or in any notice given under this Agreement) have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and

1.2.2	any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, sub-Clause or a Schedule in this Agreement.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	PLEDGED INTERESTS

2.1	The Pledgor is the sole general partner of the Company. The Pledgor’s general partner’s interests (Komplementäranteile) in the Company in form and substance at the date hereof correspond to a special contribution (Sondereinlage) in the amount of EUR 1,307,000 (in words: Euro one million three hundred and seven thousand) (the “Existing GP Interests”).

2.2	The Pledgor is the owner of the Existing GP Interests.

3.	PLEDGE

3.1	The Pledgor hereby pledges to each of the Pledgees its GP Interests together with all ancillary rights and claims associated with the GP Interests as more particularly specified in Clause 4 (each a “Pledge” and together the “Pledges”).

3.2	Each of the Original Pledgees hereby accepts its Pledge for itself.

3.3	The Collateral Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht), the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee ratifies and confirms the declarations and acts so made by the Collateral Agent on its behalf by accepting the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of the Obligations under the Loan Documents (or part of them) from a Pledgee or the appointment to become a successor as administrative agent under the Credit Agreement or as indenture trustee under the Senior Secured Note Indenture. Upon such ratification (Genehmigung) such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under the Loan Documents, or, in case of a successor indenture trustee arising under the Senior Secured Note Documents shall be secured by the Pledges constituted hereunder.

3.4	All parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Collateral Agent acting as representative without power of attorney for each Future Pledgee.

3.5	The Pledgor herewith authorises the Collateral Agent to notify on its behalf the Pledges and/or the identity of any Future Pledgee and the new pledges created pursuant to sub-Clause 3.3 above to the Company. Upon request of the Collateral Agent, the Pledgor shall without undue delay give such notice and provide the Collateral Agent with a copy thereof.

3.6	The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder. The Pledges to each of the Pledgees shall be separate and individual pledges ranking pari passu with the other Pledges created hereunder.

3.7	Each of the Pledges is in addition, and without prejudice, to any other security the Pledgees may now or hereafter hold in respect of the Obligations.

3.8	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Obligations by any Pledgee to a Future Pledgee.

4.	SCOPE OF THE PLEDGES

4.1	The Pledges constituted by this Agreement include:

4.1.1	the present and future rights to receive:
(a)	profits payable in relation to the GP Interests (Gewinnanspruch), if any and, in particular but not limited to, any and all rights and claims arising in connection with the capital accounts (Kapitalkonten) and the private account (Privatkonto) of the Pledgor, if any (including, but not limited to, interest payable on any of these accounts);
(b)	liquidation proceeds (Liquidationserlöse), consideration for redemption (Abfindungsansprüche), repaid capital in case of a decrease of the special contribution (Sondereinlage), any compensation in case of termination (Kündigung) and/or withdrawal (Ausscheiden) of a partner of the Company, any claim to a distribution-quote (Auseinandersetzungsanspruch) and all other pecuniary claims (geldwerte Forderungen) associated with the GP Interests;
(c)	compensation for the management (Geschäftsführungstätigkeit) of the Company, for the assumption of liability (Haftungsübernahme) and for the contribution (Vermögenseinlage); and
4.1.2	all other rights and benefits attributable to the GP Interests.

4.2	Notwithstanding that the items set out in Clause 4.1 above are pledged hereunder, the Pledgor shall be entitled to receive and retain the items set out in Clause 4.1 in respect of, and otherwise deal (in accordance with the provisions of this Agreement and any other Principal Finance Document) with all items described in Clause 4.1 hereof in respect of the GP Interests at all times other than any time the Pledgees are entitled to enforce the Pledges constituted hereunder.

4.3	On the date and during the period in which the Pledgees are entitled, in accordance with Clause 7 (Enforcement of the Pledges) hereof, to enforce the Pledges (or any part thereof):
(a)	all profits paid or payable and any other property received, receivable or otherwise distributed in respect of or in exchange for the GP Interests;
(b)	all profits or other distributions or payments paid or payable in respect of the GP Interests in connection with the partial or total liquidation or dissolution of the Company; and
(c)	all cash paid, payable or otherwise distributed in respect of the principal of, or in redemption of, or in exchange for the GP Interests,

shall be forthwith delivered to the Collateral Agent and held as security for and on behalf of the Pledgees. If such proceeds or property are received by the Pledgor, they shall be received as trustee for the benefit of the Pledgees and shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent for and on behalf of the Pledgees as security in the form so received (with any necessary endorsement).

5.	PURPOSE OF THE PLEDGES

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

6.	EXERCISE OF MEMBERSHIP RIGHTS

The membership rights, including the management (Geschäftsführung) of the Company and the voting rights, attached to the GP Interests remain with the Pledgor. The Pledgor may exercise its membership rights in any manner which does not adversely affect the validity or enforceability of the Pledges or the existence of all or part of the GP Interests other than through profit payments pursuant to sub-Clause 4.2 above, or cause an Event of Default to occur. The Pledgor undertakes, unless otherwise permitted by the Principal Finance Documents, that no resolutions will be passed which would, if passed, constitute a breach of its obligations under Clause 9 or any other obligation under this Agreement.

7.	ENFORCEMENT OF THE PLEDGES

7.1	If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Obligations has become due and payable, then in order to enforce the Pledges (or any of them), the Collateral Agent may on its own behalf and on behalf of the other Pledgees at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

7.2	The Collateral Agent may only enforce the Pledges in accordance with Clause 7.1 above in relation to obligations of any Grantor (provided that this restriction shall not apply to obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an

Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a direct or indirect subsidiary of the Pledgor (the “Pledgor’s Subsidiary”) (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) after (i) the Pledgor’s auditors have (y) delivered an audited interim balance sheet of the Pledgor (valuating the GP Interest at its realisation value) to the Collateral Agent and (z) determined the existence and extent of the profits available for the payment of a dividend by the Pledgor in accordance with the relevant provisions of the Swiss Code of Obligations (the “Auditor’s Determination”) and (ii) the Pledgor’s shareholders have passed for such dividend payment resolutions for the distribution of dividends (“Dividend Resolution”) in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time. The Pledgor shall deliver the Auditor’s Determination and the Dividend Resolution within 30 business days after the Collateral Agent has given notice to the Pledgor of its intention to enforce the Pledges. The Collateral Agent shall only enforce the Pledges in relation to obligations of any Grantor (provided that this restriction shall not apply to obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) if according to the Auditor’s Determination and the Dividend Resolution the Pledgor has validly resolved to distribute the profits available for payment of a dividend, subject to Clause 8 (Swiss Limitations) below, provided that if the Pledges are not enforced and/or enforceable, the Collateral Agent may subsequently again seek to enforce the Pledges in accordance with this 7.2 and Clause 8 (Swiss Limitations) at any time thereafter.

7.3	Notwithstanding Section 1277 of the German Civil Code, the Pledgees are entitled to exercise their rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgees shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany, and in particular have the Pledges sold (including at public auction).

7.4	The Pledgor hereby expressly agrees that 5 (five) business days’ prior written notice to the Pledgor of the place and time of any such sale shall be sufficient and the Pledgees, acting through the Collateral Agent, shall not be obliged to deliver any further notices (including, but not limited to the notices set out under Section 1234 of the German Civil Code) to the Pledgor prior to such sale. The sale may take place at any place in the Federal Republic of Germany designated by the Collateral Agent, acting for and on behalf of the Pledgees.

7.5	If the Pledgees, acting through the Collateral Agent, should seek to enforce the Pledges under sub-Clause 7.1 the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the GP Interests or any part thereof and/or the exercise by the Pledgees, acting through the Collateral Agent, of any other right they may have as Pledgee.

7.6	Whilst the requirements for enforcement under sub-Clause 7.1 are continuing all subsequent payments of profits or compensation attributable to the GP Interests and all payments based on similar ancillary rights attributed to the GP Interests may be applied by the Pledgees, acting through the Collateral Agent, in satisfaction in whole or in part of the Obligations or treated as additional collateral.

7.7	Even if the requirements for enforcement referred to under sub-Clause 7.1 above are met, the Pledgees shall not, whether as proxy or otherwise, be entitled to exercise the voting rights attached to the GP Interests. However, the Pledgor shall, during the continuation of an event which allows the Pledgees to enforce the Pledges, have the obligations and the Pledgees shall have the rights set forth in sub-Clause 9.3 below regardless of which resolutions are intended to be adopted.

7.8	The Pledgees acting through the Collateral Agent may, in their sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Obligations. The Pledgor hereby expressly waives its right pursuant to Section 1230 sentence 2 of the German Civil Code to limit the realisation of the Pledges and pledges over the partnership interests or shares in one or more other companies to such number of pledges as are necessary to satisfy the Obligations and agrees further that the Collateral Agent may decide to enforce the Pledges in the Company individually at separate proceedings or together with pledges over partnership interests or shares in one or more other companies at one single proceeding (Gesamtverwertung).

7.9	The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

7.10	The Pledgor hereby expressly waives its defences based on defences any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

7.11	If the Pledges are enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall at no time before, on or after an enforcement of the Pledges and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from the Company or any of the Company’s affiliates or to assign any of these claims.

8.	SWISS LIMITATIONS

8.1	Proceeds of an enforcement of the Pledges shall only be applied towards satisfaction of the Obligations in relation to obligations of any Grantor (provided that this restriction shall not apply to obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) to the extent that the application of the proceeds of an enforcement of the Pledges towards such obligations does not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the Pledgor and in the maximum amount of the Pledgor’s profits available for the distribution of dividends at the point in time the Pledges are enforced (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law) (the “Available Enforcement Proceeds”). From the proceeds of an enforcement an amount equal to (i) all proceeds of the enforcement exceeding the Available Enforcement Proceeds plus (ii) the Tax Payment Amount (as defined below) shall be returned to the Pledgor;

8.2	for such application of the Available Enforcement Proceeds towards satisfaction of the Obligations the Pledgor shall procure the passing of a shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on the report from the Pledgor’s auditors approving the proposed distribution of dividends); and

8.3	deduct from the Available Enforcement Proceeds Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration (the “Tax Payment Amount”):
(a)	pay the Tax Payment Amount to the Swiss Federal Tax Administration; and
(b)	give evidence to the respective beneficiary or beneficiaries (as the same may be) of such deduction of the Tax Payment Amount in accordance with Clause 2.20 (Taxes) of the Credit Agreement and Clause 4.15 (Witholding Taxes) of the Senior Secured Note Indenture.
8.4	But if such a deduction is made, the Pledgor shall not be obliged to gross-up pursuant to Clause 2.20 (Taxes) of the Credit Agreement or Clause 4.15 (Witholding taxes) of the Senior Secured Notes Indenture to the extent that such gross-up would result in the aggregate of the amounts of the proceeds of an enforcement of the Pledges applied by the beneficiary or beneficiaries (as the same may be) towards satisfaction of the Obligations and the Tax Payment Amount paid to the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.

9.	UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to each of the Pledgees:

9.1	to promptly effect any contributions in cash (Bareinlage) or kind (Sacheinlage) to be made in respect of the GP Interests;

9.2	to promptly notify the Pledgees, by notification in writing to the Collateral Agent, of any change in the partners, the special contribution (Sondereinlage) of the Company or any encumbrance over the GP Interests (or part of them). In the case of any attachment (Pfändung) in respect of any of the GP Interests or any ancillary rights set out in sub-Clause 4.1, the Pledgor shall promptly notify the Pledgees, by notification in writing to the Collateral Agent, such notice to be accompanied by any documents the Pledgees might need to defend themselves against any claim of a third party. In particular, the Pledgor shall promptly forward to the Collateral Agent a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment;

9.3	to promptly inform the Pledgees, by notification in writing to the Collateral Agent, of all matters concerning the Company of which the Pledgor is aware which would materially adversely affect the security interest of the Pledgees. In particular, the Pledgor shall notify the Pledgees, by notification in writing to the Collateral Agent, forthwith of any shareholders’ meeting at which a shareholders’ resolution is intended to be adopted which would have a materially adverse effect upon any of the Pledges. The Pledgor shall allow, during the continuance of any of the circumstances which permit the Pledgees to enforce the Pledges constituted hereunder in accordance with Clause 7, the Pledgees or, as the case may be, their proxy or any other person designated by the Pledgees, to participate in all such shareholders’ meetings of the Company as attendants without power to vote. Subject to the provision contained in sub-Clause 13.1, the Pledgees’ right to attend the shareholders’ meeting shall lapse immediately upon complete satisfaction and discharge of the Obligations or following the discontinuance of an Enforcement Event;

9.4	not to allow, without the prior written consent of the Pledgees, acting through the Collateral Agent (such consent not to be unreasonably withheld), any other party to become a general partner (Komplementär) of the Company and not to defeat, impair or circumvent in any way the rights of the Pledgees created hereunder;

9.5	to refrain from any acts or omissions, the purpose or effect of which is or would be the dilution of the value of the GP Interests or the GP Interests ceasing to exist, unless permitted by the Pledgees, acting through the Collateral Agent;

9.6	not to change the articles of association with a view to stipulating certain requirements for the effective transfer of the GP Interests in addition to the general legal requirements pursuant to German corporate law;

9.7	not to amend, or vote for any amendment of, the articles of association of the Company to the extent that such amendment would materially adversely affect the security interest of the Pledgees created hereunder and, in particular but without limitation, not to amend, or vote of any amendment of, the relevant provisions of the articles of association relating to the distribution of profits and other pecuniary claims attributed to the GP Interests, the capital accounts and private accounts (Kapitalkonten und Privatkonten) without the prior written consent of the Pledgees, acting through the Collateral Agent (such consent not to be unreasonably withheld);

9.8	insofar as additional declarations or actions are necessary for the creation of the Pledges (or any of them) in favour of the Pledgees (or any of them), the Pledgor shall at the Collateral Agent’s reasonable request make such declarations and undertake such actions at the Pledgor’s costs and expenses; and

9.9	upon reasonable request of the Collateral Agent the Pledgor shall confirm or re-execute, if required in notarial form, on the same terms as contained herein the Pledges created hereunder in order to ensure that any Future Pledgee shall receive the benefit of such Pledges.

10.	DELEGATION

Subject to the First Lien Intercreditor Agreement, the Collateral Agent shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Collateral Agent shall only remain liable for diligently selecting and providing initial instructions to such delegate.

11.	INDEMNITY

To the extent set out in the First Lien Intercreditor Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Collateral Agent, its agents, its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledges.

12.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Collateral Agent, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Collateral Agent, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

13.	DURATION AND INDEPENDENCE

13.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledges shall not cease to exist, if any Grantor under the Credit Documents has only temporarily discharged the Obligations.

13.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

13.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgees or the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

13.4	Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

14.	RELEASE OF PLEDGE (PFANDFREIGABE)

14.1	Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees will as soon as reasonably practicable declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledges, due to their accessory nature (Akzessorietät) cease to exist by operation of German mandatory law.

14.2	At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the “Security”), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert), more than temporarily exceeds 110% of the Obligations (the “Limit”), the Pledgees shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees may in their reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

14.3	The Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) and the other Pledgees, acting through the Collateral Agent, will as soon as reasonably practicable declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the Intercreditor Arrangements.

15.	PARTIAL INVALIDITY; WAIVER

15.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

15.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgees, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.3	In particular, the Pledges shall not be affected and shall in any event extend to any and all interests in the Company even if the nominal value of the Existing GP Interests as stated in Clause 2 are inaccurate or deviate from the actual facts.

16.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 16 shall be made in writing.

17.	NOTICES AND THEIR LANGUAGE

17.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:	SIG Reinag AG

	Address:	Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland

	Fax:	+41 52 674 65 74

	Attention:	head of legal corporate

For the Pledgor with a copy to:

	Address:	c/o Rank Group Limited Level 9 148 Quay Street PO Box 3515 Auckland 1140 New Zealand

	Telephone:	+649 366 259

	Fax:	+649 3666 263

	Attention:	Helen Golding

For the Pledgees to the Collateral Agent:	The Bank of New York Mellon

	Address:	101 Barclay Street, 4E New York, N.Y. 10286 The United States of America

	Telephone:	+212 298 1528

	Fax:	+212 815 5366

	Attention:	International Corporate Trust
17.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

17.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 17 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 17.

17.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

18.	NOTIFICATION

18.1	The Pledgor and the Pledgees hereby give notice of this Agreement and the Pledges of the rights pursuant to Clause 3 and Clause 4 of the Company.

18.2	The Company hereby acknowledges the notification pursuant to Clause 18.1 above.

19.	APPLICABLE LAW, JURISDICTION

19.1	This Agreement is governed by the laws of the Federal Republic of Germany.

19.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgees however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

20.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

20.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

20.2	If the parties to this Agreement choose to conclude this Agreement pursuant to Clause 20.1 above, they will transmit the signed signature page(s) of this Agreement to the attention of Mr. Philipp Kropatscheck or Ms Corinna May (Philipp.Kropatscheck@cliffordchance.com or Corinna.May@cliffordchance.com, fax +69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once a Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

20.3	For the purposes of this Clause 20 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1
LIST OF FINANCIAL INSTITUTIONS, CURRENT BORROWERS, CURRENT
GUARANTORS AND CURRENT SENIOR SECURED NOTE GUARANTORS
PART 1
LIST OF FINANCIAL INSTITUTIONS
1776 CLO I, Ltd
280 Funding I
ABS Loans 2007 Ltd
ACE TEMPEST LIFE REINSURANCE LIMITED
ACE TEMPEST REINSURANCE LTD
Adfam Investment Company LLC
AIG Bank Loan Fund Ltd
AIM FLOATING RATE FUND
ALPSTAR CLO I PUBLIC LTD CO
Altenberg Funding
American Hallmark Insurance Co of TX
AMMC CLO IV LIMITED
AMMC CLO V Ltd
AMMC VII LIMITED
Anchorage Crossover Credit Finance Ltd
Apostle Loomis Sayles Credit Opportunities Fund
Apostle Loomis Sayles Senior Loan Fund
Ares Enhanced Credit Opportunities

ARES ENHANCED LOAN INVESTMENT STRATEGY II LTD
Ares Enhanced Loan Investment Strategy III LTD
ARES ENHANCED LOAN INVESTMENT STRATEGY IR LTD
Ares European CLO II BV
ARES IIIR/IVR CLO LTD
ARES IIR CLO LTD.
Ares Institutional Loan Fund B.V.
ARES STRATEGIC INVESTMENT PARTNERS EUROPE B.V.
Ares VIII CLO LTD
Ares VIR CLO Ltd.
Ares VR CLO Ltd.
Ares X CLO Ltd
ARES XI CLO LTD
Ares XII CLO Ltd
Ariel Reinsurance Company Ltd
Atrium III
Atrium IV
ATRIUM V
Australia and New Zealand Banking Group Limited
Avalon Capital Ltd 3
AVOCA CLO III PLC
AVOCA CLO IX LTD
AVOCA CLO VI PLC

Babson Capital Loan Partners I LP
Babson CLO Ltd 2004-I
Babson CLO LTD 2004-II
BABSON CLO LTD 2005-I
Babson CLO Ltd 2006 II
Babson CLO Ltd 2006-I
BABSON CLO LTD 2007-I
Babson CLO LTD 2008 — II
Babson CLO LTD. 2005 — III
BABSON LOAN OPPORTUNITY CLO LTD
Banco Nacional De Mexico, S.A., Integrante Del Grupo Financiero Banamex
BARCLAYS BANK PLC
Battalion CLO 2007-I, Ltd.
Belhurst Clo Ltd
Belhurst Clo Ltd
BELL ATLANTIC MASTER TRUST
BILL&MELINDA GATES FOUNDATION
Blackrock Debt Strategies Fund, Inc
Blackrock Defined Opportunity Credit Trust
Blackrock Diversified Income Strategies Fund (DVF)
Blackrock Floating Rate Income Trust
BlackRock Fltng Rate Income Strat Fd Inc
Blackrock Global Investment Series Income Strategies Portfolio

BlackRock Limited Duration Income Trust
Blackrock Senior Floating Rate Portfolio
BLACKROCK SENIOR HIGH INCOME FUND INC
Blackrock Senior Income Series
BLACKROCK SENIOR INCOME SERIES II
Blackrock Senior Income Series IV
Blackrock Senior Income Series V Limited
BLACKSTONE SPECIAL FUNDING IRELAND
BLT 18 LLC
BLT 2009-1Ltd
Blue Shield of California
BLUEBAY COF LOAN INVESTMENTS S.A.
Bluebay High Income Loan Investments (Luxembourg) SA
Board of Pensions of the Evangelical Lutheran Church in America
Boeing Company Employee Retirement Plans Master Trust Investment Control Pool
BOS INTERNATIONAL (AUSTRALIA) LTD
Brentwood CLO, LTD
Bridgeport CLO II Ltd.
BRIDGEPORT CLO LTD
Brigade Credit Fund II LP
Brown University
California Public Employees Retirement System
Carlyle Credit Partners Financing I, Ltd.

CARLYLE HIGH YIELD PARTNERS IX, Ltd.
Carlyle High Yield Partners VI LTD
Carlyle High Yield Partners VII Ltd
Carlyle High Yield Partners VIII, Ltd
Carlyle High Yield Partners X, Ltd.
Carpenters Pension Trust Fund of St. Louis
Cascade Investment LLC
CASTLE GARDEN FUNDING
CAVALRY CLO I, LTD
CELF Loan Partners B.V
CELF LOAN PARTNERS II PLC
CELF LOAN PARTNERS III PLC
CELF LOW LEVERED PARTNERS PLC
CELF PARTNERSHIP LOAN FUNDING 2008 I
Cent CDO 10 Limited
Cent CDO 12 Limited
Cent CDO 14 Limited
CENT CDO 15 LIMTIED
Cent CDO XI Limited
CENTAURUS LOAN TRUST
Centurion CDO 8 Ltd
CENTURION CDO 9 LIMITED
Centurion CDO VI Ltd.

Centurion CDO VII Ltd
CFS WHOLESALE GLOBAL CORPORATE DEBT FUND
CHAMPLAIN CLO LTD
CHAMPLAIN CLO LTD
Chatham Light II CLO Ltd
Chelsea Park CLO Ltd
CHEYNE CREDIT OPPORTUNITIES CDO 1 BV
CHGO Loan Funding LTD
CIM VI LLC
Citibank (China) Co., Ltd.
Citibank, National Association
CITRON INVESTMENTS CORPORATION
CLEAR LAKE CLO LTD
CLYDESDALE CLO 2004 LTD
Clydesdale CLO 2005 Ltd
CLYDESDALE STRATEGIC CLO I LTD
Columbus Park CDO Ltd
Columbusnova CLO IV Ltd 2007 II
Commonwealth International Fixed Interest Fund 6
Commonwealth of Pennsylvania State Employees Retirement System
Confluent 2 Limited
Continental Casualty Company
COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.

COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.
CRATOS CLO I LTD
CREDIT SUISSE AG
CREDIT SUISSE INTERNATIONAL
Credit Suisse Loan Funding LLC
Credit Suisse Syndicated Loan Fund
Credos Floating Rate Fund, LP
CREF Bond Market Account
CSAM Funding I
CSAM Funding II
CSAM FUNDING IV
CUMBERLAND II CLO LTD
Delaware Corporate Bond Fund, a series of Delaware Group Income Funds
Delaware Extended Duration Bond Fund, a series of Delaware Group Income Funds
Delaware Group Advisor Funds-Delaware Diversified Income Fund
Delaware Group Limited Term — Government Funds — Delaware Limited — Term Diversified Income Fund
Delaware VIP Trust-Delaware VIP Diversified Income Series
Deutsche Bank AG New York Branch
DFR Middle Market CLO LTD
DIAMOND LAKE CLO LTD
Diversified Credit Portfolio Ltd
Doral Money Inc

DRYDEN IX SENIOR LOAN FUND 2005 PLC
DRYDEN VIII-LEVERAGED LOAN CDO 2005
Dryden X — Euro CLO 2005 PLC
Dryden XI Leveraged Loan CDO 2006
Dryden XIV — Euro CLO 2006 PLC
DRYDEN XV EURO CLO 2006 PLC
Dryden XVI — Leveraged Loan CDO 2006
Dryden XXI Leveraged Loan CDO LLC
DWS Floating Rate Plus Fund
DWS Short Duration Plus Fund
DZ Bank AG
DZ BANK AG DEUTSCHE ZENTRALGENOSSENSCHAFTSBANK
EATON VANCE CDO X PLC
Eaton Vance Floating Rate Income Trust
Eaton Vance Institutional Senior Loan Fund
Eaton Vance Medallion Floating Rate Income Portfolio
Eaton Vance Senior Floating Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance VT Floating Rate Income Fund
Employers Insurance of Wausau
Fairway Loan Funding Company
Faraker Investment PTE Ltd
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund

FIFTH THIRD BANK
FIRST 2004-II CLO LTD
First Trust Four Corners Senior Floating Rate Income Fund
First Trust Four Corners Senior Floating Rate Income Fund II
FLAGSHIP CLO V
Flagship CLO VI
Flatiron CLO 2007-1 Ltd
Foothill CLO I Ltd
Fore CLO Ltd 2007-1
FORTIS FLEXI III SENIOR SECURED BANK LOAN FUND MOGLIANO
Franklin CLO V, Ltd
Franklin CLO VI, Limited
Franklin Floating Rate Daily Access Fund
FRANKLIN FLOATING RATE MASTER SERIES
Franklin Templeton Limited Duration Income Trust
Franklin Templeton Series II Funds-Franklin Floating Rate II Fund
Future Fund Board of Guardians
Galaxy V CLO Ltd
Galaxy VI CLO, Ltd.
GALAXY VII CLO LTD
Galaxy VIII CLO Ltd
GE Capital Commercial Inc
General Electric Pension Trust

GILLESPIE CLO PLC
GLOBAL CREDIT RETURN FUND N V
Global Loan Opportunity Fund BV
GMAM Group Pension Trust I
Golden Knight II CLO, Limited
GOLDENTREE CAPITAL OPPORTUNITIES LP
Goldentree Loan Opportunities III, Limited
Goldentree Loan Opportunities IV, Ltd.
Goldentree Loan Opportunities V Limited
Goldman Sachs Asset Mgmt CLO plc
Goldman Sachs Collective Trust High Yield Implementation Vehicle
Grand Central Asset Trust Cameron I Series
GRAND CENTRAL ASSET TRUST, ANC SERIES
Grayson & Co
GREEN PARK CDO BV
Greenbriar CLO Ltd
GSO CO INVESTMENT PARTNERS LLC
GSO DOMESTIC CAPITAL FUNDING LLC
GSO Royal Holdings CB LLC
Halcyon Loan Investors CLO I Ltd
Halcyon Loan Investors CLO II, Ltd.
HALCYON STR AM LS/SU 2007-3 Ltd.
Halcyon Structured Asset Management CLO I Ltd

Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-2 Ltd
Halcyon Structured Asset Management Long Secured/Short Unsecured CLO 2006-I LTD
Halcyon Structured Asset Management Long Secured/Short Unsecured CLO 2007 Ltd
Harbourview CLO 2006-1
Harvest CLO II SA
Harvest CLO III Public Limited Company
Harvest CLO IV PLC
HARVEST CLO V PLC
Highlander Euro CDO BV
HIGHLANDER EURO CDO III B.V.
Hillmark Funding LTD.
Hiscox insurance Company Bermuda Ltd
HISCOX SYNDICATE 33
Hudson Canyon Funding II Ltd
Hyde Park CDO BV
IAM National Pension Fund
Illinois State Board of Investment
ING International II — Senior Bank Loans Euro
ING INVESTMENT CLO II LTD
ING Investment Management CLO I Ltd
ING INVESTMENT MANAGEMENT CLO III, LTD
ING Investment Management CLO IV Ltd
ING INVESTMENT MANAGEMENT CLO V LTD

ING Investment Trust Co. Plan Employee Benefit Investment Funds — Senior Loan Fund
ING INVESTORS TRUST — ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
ING Prime Rate Trust
ING Senior Income Fund By: ING Investments, LLC as its investment manager
James River Insurance Company
Jersey Street CLO Ltd.
JHF II Multi Sector Bond Fund
John Hancock Fund II Floating Rate Income Fund
John Hancock Funds II — Spectrum Income Fund
John Hancock Trust — Capital Appreciation Value Trust
John Hancock Trust-Spectrum Income Trust
JP Morgan Whitefriars Inc
JPMorgan Chase Retirement Plan
JRG Reinsurance Company, Ltd.
Koniginstrasse I S.A.R.L
LAURELIN BV
LAURELIN II B V
LeverageSource V S A.R.L
LIBERTY MUTUAL INSURANCE CO
Libra Global Limited
LIGHTPOINT PAN EUROPEAN CLO 2007 1 PLC
Limerock CLO I
Limerock CLO I

LLCP Loan Funding 2007
Loan Funding III LLC
Loan Funding IV LLC
Longhorn Credit Funding LLC
Loomis Sayles Leveraged Senior Loan Fund Ltd
Loomis Sayles Senior Loan Fund LLC
Lord Abbett Invest Trust-Lord Abbett Floating Rate Fund
Lucent Technologies Inc master Pension Trust
MACKAY SHIELDS CORE PLUS ALPHA FUND LTD
MACKAY SHORT DURATION ALPHA FUND
MACQUARIE INCOME OPPORTUNITIES FUND
MACQUARIE MASTER DIVERSIFIED FIXED INTEREST FUND
Madison Park Funding I LTD
MADISON PARK FUNDING III LTD
MADISON PARK FUNDING IV LTD
MADISON PARK FUNDING V LTD
MADISON PARK FUNDING VI LTD
MAINSTAY FLOATING RATE FUND A SERIES OF ECLIPSE FUNDS INC
Mainstay VP Floating Rate Portfolio A Series of Mainstay VP Series Fund
Market Square CLO Ltd.
Marlborough Street CLO, Ltd.
Master Senior Floating Rate Trust
Maxim High Yield Bond Portfolio

Mayport CLO Ltd
Meadow Foundation Incorporated
MERCATOR CLO 2 PLC
MERCATOR CLO I PLC
MERCATOR CLO III LIMITED
Merrill Lynch Investment Managers Lp A/C Floating Rate Income Strategies Fund II Inc
MET Investors Series Trust-Pioneer Strategic Income Portfolio
MetLife Bank National Association
METROPOLITAN LIFE INSURANCE CO
MISSOURI STATE EMPLOYEES RETIREMENT SYSTEM
Mizuho Corporate Bank, Ltd.
Momentum Capital Fund, Ltd
Morgan Stanley Investment Management Croton
MORGAN STANLEY INVESTMENT MANAGEMENT GARDA B.V
Morgan Stanley Prime Income Trust
MSIM Peconic Bay Ltd.
Mt Wilson CLO Ltd
Mt. Wilson CLO II, LTD
MUNICIPAL EMPLOYEES ANNUITY AND BENEFIT FUND OF CHICAGO (SYMPHONY)
Muzinich & Co (Ireland) Limited for the sub acct of Extrayield $ Loan Fund
NACM CLO I
NANTUCKET CLO I LTD
Nash Point CLO

NATIXIS COF I, LLC
Natixis Loomis Sayles Senior Loan Fund
NAUTIQUE FUNDING LTD
NAVIGARE FUNDING I CLO LTD.
Navigare Funding II CLO, Ltd.
Navigare Funding III CLO, Ltd
Navigator CDO 2005 Ltd
Navigator CDO 2006 Ltd.
NCM GT 2008-1 LLC
NCRAM Loan Trust
NCRAM SENIOR LOAN TRUST 2005
Neptune Finance CCS, LTD.
NEW YORK LIFE INSURANCE & ANNUITY CORP.
New York Life Insurance (Guaranteed Products)
New York Life Insurance Company, GP-Portable Alpha
Nexum Loan SICAV — Nordic Loan Fund II
Nexum Loans SICAV
Nomura Bond & Loan Fund
North Dakota State Investment Board
NORTHWOOD CAPITAL V LTD
Northwoods Capital IV Ltd
Northwoods Capital VI Limited
Northwoods Capital VII, Limited

NORTHWOODS CAPITAL VIII LIMITED
Nuveen Diversified Dividend & Income Fund
Nuveen Floating Rate Income Fund
Nuveen Floating Rate Income Opportunity Fund
Nuveen Senior Income Fund
Nuveen Tax-Advantage Total Return Strategy Fund
NYLIM FLATIRON CLO 2005-1 LTD
Nylim Flatiron CLO 2006-1 Ltd.
NYLIM INSTITUTIONAL FLOATING RATE FUND L.P
Oak Hill Credit Opportunities Financing, Ltd.
Oak Hill Credit Partners III Limited
Oak Hill Credit Partners IV Ltd
Oak HIll Credit Partners V Limited
OAK HILL EUROPEAN CREDIT PARTNERS I PLC
OAK HILL EUROPEAN CREDIT PARTNERS II PLC
OCA Brigade Credit Fund LLC
Ocean Trails CLO I
Ocean Trails CLO II
OHA Finlandia Credit Fund
OHA Park Avenue CLO I
Olympic Park Ltd
Oppenheimer Master Loan Fund LLC
Oppenheimer Senior Floating Rate Fund

OPPIDA INVESTMENTS LTD
Oregon Public Employee Ret Fund
PACIFIC LIFE INSURANCE CO
Penn Series Funds Inc Flexibility Managed Fund
Phoenix Edge Series Fund: Phoenix Multi-Sector Short Term Bond Series
Phoneix Edge Series Fund: Phoenix Strategic Allocation Series
Pimco Cayman Bank Loan Fund
PIMCO LOAN OPPORTUNITIES FUND I LP
PIMCO LOAN OPPORTUNITIES FUND I LP
Pioneer Diversified High Income Trust
Pioneer Floating Rate Fund
PIONEER FLOATING RATE TRUST
PIONEER GLOBAL HIGH YIELD FUND
Pioneer High Yield Fund
Pioneer Strategic Income Fund
Pioneer Strategic Income VCT Portfolio
Portola CLO Ltd
PPM America Inc a/c PPM Monarch Bay Funding LLC
Prudential Bank Loan Fund of the Prudential Trust Company Collective Trust
Putnam Floating Rate Income Fund
PUTNAM High Yield Advantage Fund
PUTNAM HIGH YIELD TRUST
Putnam Variable Trust PVT High Yield Fund

Qualcomm Global Trading, Inc.
Race Point III CLO
RACE POINT IV CLO LTD
Red River CLO, Ltd.
Regents Park CDO BV
Republic Loan Funding Ltd
Ridgeworth Funds Seix Floating Rate High Income Fund
RIVERSIDE PARK CLO LTD
Riversource Bond Series, Inc-Riversource Floating Rate Fund
RiverSource Strategic Allocation Series, Inc. — RIVERSOURCE INSTITUTIONAL LEVERAGED LOAN FUND II, LP
RiverSource Strategic Allocation Series, Inc. — RiverSource Strategic Income Allocation Fund
Rochdale Fixed Income Opportunities Portfolio
San Joaquin County Employees’ Retirement Association
Sapphire Valley CDO I Ltd
Saratoga CLO I Limited
Saratoga CLO I Limited
Schiller Park CLO, LTD
SEARS HOLDINGS PENSION PLAN
SEI Institutional Investment Trust — High Yield Bond Fund (Brigade)
SEI Institutional Investments Trust Enhanced Libor Opportunities Fund
SEI INSTITUTIONAL INVESTMENTS TRUST ENHANCED LIBOR OPPORTUNITIES FUND
SEI INSTITUTIONAL MANAGED TRUST — HIGH YIELD BOND FUND

Senior Debt Portfolio
Senior Loan Portfolio
SERVES 2006-1 LTD
Silverado CLO 2006-II Ltd
Southport CLO Ltd
SSS Funding II LLC
St James Park CDO BV
St. James River CLO LTD
State Retirement and Pension System of Maryland
Stellar Performer Global Series W — Global Credit
STICHTING DEPOSITARY APG FIXED INCOME CREDIT POOL
Stichting Pensioenfonds Medische Specialisten
STICHTING PENSIOENFONDS VOOR HUISARTEN
Stone Harbor Leveraged Loan Portfolio
Stone Harbor Libor Total Return Fund
Stone Harbor Sterling Core Plus Bond Fund
Stone Tower Credit Funding I Ltd
Stoney Lane Funding I LTD
Sumitomo Mitsui Banking Corp
Sumitomo Mitsui Banking Corp
Summer Hill Fixed Income AG LLC
SUMMIT LAKE CLO LTD
Sun America Senior Floating Rate Fund Inc

Sun Life Assurance Company of Canada
Sunsuper Pooled Superannuation Trust
Symetra Life Insurance Company
T Rowe Price Capital Appreciation Fund
T Rowe Price Institutional Common Trust Fund — T Rowe Price Capital Appreciation Trust
T Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional High Yield Fund Inc
Tavitian Foundation Inc
TCW CREDIT OPPORTUNITIES FUND I B LP
TCW Credit Opportunities Fund, L.P.
TCW SENIOR SECURED FLOATING RATE LOAN FUND LP
TCW Senior Secured Loan Fund LP
TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA
TEACHERS RETIREMENT SYSTEM OF LOUISIANA (SHENKMAN-HIGH YIELD ACCOUNT)
Texas Prepaid Higher Education Tuition Board
TFP Royal Issuer LLC
The President and Trustees of Williams College
TIAA-CREF BOND PLUS FUND
TRIBECA PARK CLO LTD
TRS HY FNDS LLC
Trustees of the University of Pennsylvania
TRUSTMARK INSURANCE COMPANY

U.A.I. (LUXEMBOURG) INVESTMENT SARL
UBS (UK) Pension and Life Assurance Scheme
UMC Benefit Board Inc
United America Idemnity, LTD
Van Kampen Dynamic Credit Opportunities Fund
VAN KAMPEN SENIOR INCOME TRUST
Van Kampen Senior Loan Fund
VELOCITY CLO LTD
VERMONT PENSION INVESTMENT COMMITTEE
Veronica Atkins Marital Trust
VICTORIA FALLS CLO, LTD
Virginia Retirement System
Virtus Multi-Sector Fixed Income Fund
Virtus Mult-Sector Short Term Bond Fund
Virtus Senior Floating Rate Fund
Vitesse CLO Ltd
WASATCH CLO LTD
WASATCH CLO LTD
Waterfront CLO 2007-1, Ltd
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Opportunistic Investment Portfolio
Wellington Trust Company, National Association Multiple Common Trust Funds Trust-Opportunistic Fixed Income Allocation Portfolio
West Bend Mutual Insurance Company

WESTEN ASSET FLOATING RATE HIGH INCOME FUND LLC
WESTERN ASSET LEVERED LOAN OPPORTUNITY FUND LTD
WESTPAC BANKING CORP
WG Horizons CLO I
WHITEHORSE III LTD
Wilmington Trust (London) Limited
Wind River Reinsurance Company, LTD
Windmill CLO I Limited
ZODIAC FUND MORGAN STANLEY US SENIOR LAON FUND

PART 2
THE CURRENT BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holdings Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
PART 3
THE CURRENT GUARANTORS
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Ltd. (Guernsey)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)

Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)

Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)
CSI en Ensenada, S. de R.L. de C.V. (Mexico)
CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)

Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

PART 4
THE CURRENT SENIOR SECURED NOTE GUARANTORS
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Ltd. (Guernsey)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)

SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)

CSI en Ensenada, S. de R.L. de C.V. (Mexico)
CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

SCHEDULE 2
COPY OF APPROVAL AND CONSENT
Information was provided in pdf format only

SIGNATURE PAGES
This Partnership Interest Pledge Agreement has been entered into on the date stated at the beginning by
SIG Reinag AG
as Pledgor

By:	/s/ Philip West		By:	/s/ Helen Golding
	Name:	Philip West		Name:	Helen Golding
	Title:	Authorised Signatory		Title:	Authorised Signatory
The Bank of New York Mellon
as Collateral Agent and as Original Pledgee on its own behalf and on behalf of the parties listed in Part 1 of Schedule 1 hereto under a power of attorney contained in Clause 4.08 of the First Lien Intercreditor Agreement

By:	/s/ Maskim Genkin		By:
	Name:	Maskim Genkin		Name:
	Title:	Assistant Treasurer		Title:
Acknowledged and agreed
SIG Euro Holding AG & Co. KGaA acting through its general partner (Komplementär) SIG Reinag AG

By:	/s/ Philip West		By:	/s/ Helen Golding
	Name:	Philip West		Name:	Helen Golding
	Title:	Authorised Signatory		Title:	Authorised Signatory